UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022
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Zuora, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On January 13, 2022, the Board of Directors (the “Board”) of Zuora, Inc. (“Zuora”) increased the authorized number of directors on the Board from seven to nine directors and appointed Amy Guggenheim Shenkan and Laura A. Clayton (professionally known as Laura Clayton McDonnell) to serve on the Board effective immediately. Ms. Shenkan was appointed to serve as a Class I director with a term expiring at Zuora’s 2022 annual meeting of stockholders and has been appointed as a member of the Audit Committee. Ms. Clayton McDonnell was appointed to serve as a Class III director with a term expiring at Zuora’s 2024 annual meeting of stockholders and she has not been appointed to a standing committee of the Board at this time. The Board determined that they each qualify as an “independent director” in accordance with the published listing requirements of the New York Stock Exchange.

Ms. Shenkan has been a Senior Advisor and Operating Partner of Altamont Capital Partners since June 2021. Previously, she served as the President and Chief Operating Officer of Common Sense Media from February 2011 to December 2017. Prior to joining Common Sense Media in 2011, Ms. Shenkan was a digital transformation expert with McKinsey & Company, Inc. Ms. Shenkan currently serves on the board of directors of Ritchie Bros. Auctioneers Incorporated, Byrider, Hybrid Apparel and on the Global Advisory Board of Harvard Business School and on the Advisory Board of Nature's Path. Ms. Shenkan holds a B.A. from the University of Michigan and an M.B.A. from Harvard Business School.

Ms. Clayton McDonnell has served as Senior Vice President, Sales - East, Canada and Latin America at ServiceNow, Inc. since January 2021 and previously served as Vice President, Enterprise Sales - East Region from January 2019 to January 2021. From July 2017 to December 2018, she served as a Vice President at Microsoft Corporation and as a General Manager at Microsoft Corporation from November 2015 to June 2017. Ms. Clayton McDonnell currently serves on the board of the Women’s Forum of New York City, is a member of Women’s United of United Way of New York City and is an Advisory Committee Member for the Belfer Center for Innovation and Social Impact. Ms. Clayton McDonnell holds a B.S. from San Jose State University and a J.D. and M.B.A. from the University of California, Berkeley.

In connection with their appointments to the Board, and consistent with Zuora’s Non-Employee Director Compensation Program (the “Director Compensation Program”), Mses. Shenkan and Clayton McDonnell will each receive a restricted stock unit (“RSU”) grant under Zuora’s 2018 Equity Incentive Plan with an aggregate value of $400,000 that will vest annually in three equal installments on the anniversary of the grant date, subject to their respective continued service with Zuora through each such vesting date. In addition, each of Mses. Shenkan and Clayton McDonnell received a waiver of the six-month service requirement to be eligible to receive the annual RSU grant for Zuora’s fiscal year ending January 31, 2023 under the Director Compensation Program, which is automatically granted to continuing directors at each annual meeting of stockholders and has an aggregate value of $175,000. They will each also receive Zuora’s standard annual cash retainer of $30,000 for members of the Board and Ms. Shenkan will additionally receive $9,300 for her service on the Audit Committee, which amounts will be pro-rated to reflect their partial service for the fiscal year ending January 31, 2022. In addition, Mses. Shenkan and Clayton McDonnell are expected to enter into Zuora’s standard form of indemnity agreement.

There are no arrangements or understandings between either Ms. Shenkan or Ms. Clayton McDonnell and any other persons pursuant to which they were selected to Zuora’s Board and there are no family relationships between each of them and any other Zuora Board member or executive officer. Moreover, neither Ms. Shenkan nor Ms. Clayton McDonnell is a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.    Other Events.

    A copy of the press release announcing the appointments of Mses. Shenkan and Clayton McDonnell to Zuora’s Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 14, 2022, issued by Zuora, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: January 14, 2022	By:	/s/ Jennifer Pileggi
Jennifer Pileggi
Senior Vice President, General Counsel and Corporate Secretary